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                                                                      EXHIBIT 11

          VARCO INTERNATIONAL, INC.
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                                                             Three Months Ended  Twelve Months Ended
                                                                                              December 31, 1996    December 31, 1996
                                                                                             ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                          $8,668,000           $24,542,000
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
                                                                         Total Number   Average Number   Stock Option    Shares Used
                                                          Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                               Days          Weighing      Outstanding         Shares            EPS
                                                          --------------------------------------------------------------------------
B.  CALCULATION OF AVERAGE SHARES OUTSTANDING

    Common Stock Outstanding from time-to-time during:
      Three Months Ended December 31, 1996                      92     2,903,991,068        31,565,120       753,467      32,318,587
      Twelve Months Ended December 31, 1996                    366    11,335,928,605        30,972,483       753,467      31,725,950

C.  CALCULATION OF EARNINGS PER SHARE

    Income Per Share =          Net Income After Tax
                                ------------------------
                                Total Shares Outstanding


    Income Per Share =

      Three Months Ended December 31, 1996   8,668,000          =          $0.27
                                            ----------
                                            32,318,587

      Twelve Months Ended December 31, 1996 24,542,000          =          $0.77
                                            ----------
                                            31,725,950
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